Exhibit 6.3

DEALMAKER ORDER FORM

Customer:	Contact Name:
Address:	Phone:
Commencement Date:	E-Mail:

By its signature below in the applicable section, Customer is hereby entering into an agreement between itself, on the one hand, and each of the following entities: (i) DealMaker Transfer Agent LLC (O/A DealMaker Shareholder Services) and (ii) Novation Solutions, Inc. (O/A DealMaker), (each a “Company”). Each such agreement includes and incorporates the applicable portion of this Order Form, as well as the Terms of Services attached linked thereto and contains, among other things, warranty disclaimers, liability limitations and use limitations. Customer confirms that it understands the terms of the Order Form and the applicable Terms of Service and agrees to be bound by such. There shall be no force or effect to any different terms other than as described or referenced herein (including all terms included or incorporated by reference) except as entered into by a Company and Customer in writing. All fees are denominated in USD.

CUSTOMER ___________________________________ Authorized Representative	DEALMAKER TRANSFER AGENT LLC ___________________________________ Authorized Representative
Customer hereby engages and retains DealMaker Transfer Agent LLC, a registered Transfer Agent, to provide the applicable services described [here], with the Fees described on Schedule A hereto.

CUSTOMER ___________________________________ Authorized Representative	NOVATION SOLUTIONS, INC. (O/A DEALMAKER) ___________________________________ Authorized Representative
Customer hereby agrees to the terms set forth in the DealMaker Terms of Service linked [here], and the Fees described on Schedule B hereto.

Schedule “A”
Transfer Agent Services Provided by DealMaker Transfer Agent LLC

Account Setup          $2,500

General onboarding and customer account setup, includes:

●	Upload of existing shareholder list

●	Issuer review and compliance package (directors resolutions, etc)

Record Maintenance Fees (annual)______$1.00 per shareholder

Annual price per shareholder, payable January 1st.

Issuance Fees (Per Action)

Electronic Record (Book Entry) security issuance fee per shareholder

0-199	$10
200-2,000	$8
2,001+	$5

Fees for additional services are listed on the DMTA Rate card [here] and are subject to regular update in the ordinary course.

Note: Prices are standard base fees and subject to additional customization fees. A condition of the use of DealMaker Transfer Agent LLC services is that Issuer continue to pay any and all outstanding fees owing to DealMaker, including software fees for use of the DealMaker Engage software portal on a monthly basis, on the fees and terms established in the Order Form entered into between Issuer and DealMaker.

Schedule “B”

DealMaker Shareholder Communication Portal

Monthly Shareholder Communication Portal          $500 (monthly)

After the completion of the Offering, DealMaker Engage portal with shareholder engagement tracking and management functionality

Includes

●	Seats for up to 10 users (including legal, compliance, broker-dealer and transfer agent)*

●	Support and periodic review with assigned Account Manager

*Additional Seats are available for a cost of $100 per month

DEALMAKER ORDER FORM

Customer:	Contact Name:
Address:	Phone:
Commencement Date:	E-Mail:

By its signature below in the applicable section, Customer is hereby entering into an agreement between itself, on the one hand, and Novation Solutions, Inc. (O/A DealMaker), (a “Company”). This agreement includes and incorporates the applicable portion of this Order Form, as well as the Terms of Services attached linked thereto and contains, among other things, warranty disclaimers, liability limitations and use limitations. Customer confirms that it understands the terms of the Order Form and the applicable Terms of Service and agrees to be bound by such. There shall be no force or effect to any different terms other than as described or referenced herein (including all terms included or incorporated by reference) except as entered into by a Company and Customer in writing. All fees are denominated in USD.

CUSTOMER ___________________________________ Authorized Representative	NOVATION SOLUTIONS, INC. (O/A DEALMAKER) ___________________________________ Authorized Representative
Customer hereby agrees to the terms set forth in the DealMaker Terms of Service linked [here], and the Fees described on Schedule A hereto.

Schedule “A”

DealMaker Basic Online Portal Hosted by “DealMaker.Tech”

Platform Hosting and Maintenance Fees                             $10,000 (due on signing)

Includes:

●	DealMaker template library and forms.

●	Enablement and/or application to payment networks

●	Access to Customer Success Account Manager for support

●	Up to two (2) trainings on system for team users

Monthly Subscription Fee Per Portal                             $1,000 (monthly, until offering is closed)

Includes:

●	Deal portal with automated tracking, signing, and reconciliation of investment transactions

●	Seats for up to 10 users (including legal, compliance, broker-dealer and transfer agent)

●	Support and periodic review with assigned Customer Success Account Manager

●	Additional Seats are available for a cost of $100 per month

Following completion of the Offering, the Monthly Subscription Fee will convert into a monthly shareholder communication and tracking portal fee for DealMaker Engage (“DealMaker Engage Fee”) of $1,000.

Transaction Fees

Per Investor
Signed & Submitted Purchase Order	$15
Recorded Payment	$15

Payment Processing
Secure Bank-to-Bank Payments	2.0%
Credit Card Processing	4.5%
Express/Digital Wire Transfers	1.0%
Payment Refunds	$50
Failed Payment	$5
Reconciliation Report	$250

****NOTE: Issuers may elect to charge a flat processing fee to all purchasers.

Additional Services (optional)
AML Searches	$2.50 per individual / $25 per corporation
Accredited Investor 506c Verification	$50 per individual / $60 per corporation

Customer’s use of the AML searches are subject to terms set by First Mile Group, Inc. d/b/a/ Alloy, a Delaware corporation (“Alloy”) and Customer, linked HERE

Portal Customizations

Customer may request specific customizations or functionality to augment the standard deal portal. Typically, the process is as follows:

●	Company will outline the work to be completed, expected lead time to complete, and a fair estimate of costs.

●	Customer will review the plan and authorize the scope of work

●	Customer acknowledges that additional deposit fees may be required before work begins

●	In the event that the relationship between Customer and Company is terminated prior to the completion of customizations, Customer remains responsible for all costs authorized.

DEALMAKER ORDER FORM

Customer:	RAD Diversified Land REIT, Inc	Contact Name:	Taylor Green
Address:	5404 Cypress Center Dr	Phone:	(949) 606-2225
Commencement Date:	Suite #320 Tampa, FL 33609	E-Mail:	taylor@raddiversified.com

CUSTOMER	NOVATION SOLUTIONS, INC. (O/A DEALMAKER)
Taylor Green	Rebecca Kacaba
Authorized Representative	Authorized Representative

Signature Certificate

Reference number: VFFC4-AZYXE-HFQ4D-GFW8N

Signer	Timestamp	Signature
Taylor Green Email: taylor@raddiversified.com		Taylor Green
Sent:	27 Jan 2023 15:56:44 UTC	
Viewed:	27 Jan 2023 17:13:06 UTC	
Signed:	27 Jan 2023 17:13:36 UTC	
Recipient Verification:		IP address: 206.251.66.209
✔Email verified	27 Jan 2023 17:13:06 UTC	Location: Ontario, United States

Document completed by all parties on:

27 Jan 2023 17:13:36 UTC

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Signature Certificate

Reference number: PKI6H-EXRAF-GN4DU-VUVWC

Signer	Timestamp	Signature
Taylor Green Email: taylor@raddiversified.com Shared via link		Taylor Green
Sent:	12 Apr 2023 17:45:15 UTC	IP address: 206.251.66.209
Viewed:	18 Apr 2023 21:33:33 UTC	Location: Arcadia, United States
Signed:	18 Apr 2023 21:33:42 UTC	
Mat Goldstein Email: mgoldstein@dealmakersecurities.com		Mat Goldstein
Sent:	12 Apr 2023 17:45:15 UTC	
Viewed:	18 Apr 2023 22:46:10 UTC	
Signed:	18 Apr 2023 22:46:19 UTC	
Recipient Verification:		IP address: 76.69.27.111
✔Email verified	18 Apr 2023 22:46:10 UTC	Location: Toronto, Canada

Document completed by all parties on:
18 Apr 2023 22:46:19 UTC

Page 1 of 1

Signed with PandaDoc

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